Exhibit 99.1

Metal Sky Star Acquisition Corporation Announces to Extend Deadline to Consummate Business Combination

New York, January 5, 2023/Globe Newswire/ – Metal Sky Star Acquisition Corporation (the “Company” or “Metal Sky”) (NASDAQ: MSSA) today announced that the Company has deposited into the Company’s trust account (the “Trust Account”) an aggregate of $383,333, representing $0.033 per public share of the Company, in order to extend the period of time the Company has to consummate a business combination by one month to February 5, 2023.

About Metal Sky Star Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Metal Sky Star Acquisition Corporation

Man Chak Leung

Chief Executive Officer

Adrian@metalskystar.com